AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING DO-C9(U)	PAGE OF PAGES 1 17

2. CONTRACT (Proc. Inst. Ident.) NO. N00014-16-C-3047
3. EFFECTIVE DATE See Block 20C
4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 4740000775

5. ISSUED BY CODE N00014

Office of Naval Research (BD253)
Russelle Dunson(703) 696-8375
russelle.dunson1@navy.mil
875 N. Randolph Street
Arlington VA 22203-1995

6. ADMINISTERED BY (If other than Item 5) CODE S3915A

DCMA PHILADELPHIA
700 ROBBINS AVENUE BLDG 4A
PO BOX 11427
PHILADELPHIA PA 19111-0427

SCD-C

7. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)

OCEAN POWER TECHNOLOGIES, INC.
Attn: DEBORAH MONTAGNA
1590 REED RD
PENNINGTON NJ 08534

CODE 04EP7 FACILITY CODE

8. DELIVERY
☐ FOB ORIGIN ☒ OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM

11. SHIP TO/MARK FOR CODE N00014

Mike Vaccaro
Office of Naval Research
875 North Randolph Street
Code: 32, 703.588.0615
mike.vaccaro@navy.mil
Arlington VA 22203

12. PAYMENT WILL BE MADE BY CODE HQ0337

DFAS COLUMB. NORTH ENTL-HQ0337
PO BOX 182266
COLUMBUS OH 43218-2266

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
☐ 10 U.S.C. 2304 (c) ( ) ☒ 41 U.S.C. 3304 (a) (0)

14. ACCOUNTING AND APPROPRIATION DATA
See Section G.

15A. ITEM NO	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	Continued				
		15G. TOTAL AMOUNT OF CONTRACT			$248,590.00

16. TABLE OF CONTENTS

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (*Contractor is required to sign this document and return* 1 *copies to issuing office.*) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (*Attachments are listed herein.*)

18. ☐ SEALED-BID AWARD (*Contractor is not required to sign this document.*) Your bid on Solicitation Number ______, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (*Type or print*)
MIKE MEKHITCHE EVP, ENG & OPS

20A. NAME OF CONTRACTING OFFICER
Russelle L. Dunson

19B. NAME OF CONTRACTOR
BY [signature]
(Signature of person authorized to sign)

19C. DATE SIGNED 9/13/2016

20B. UNITED STATES OF AMERICA
BY [signature]
(Signature of the Contracting Officer)

20C. DATE SIGNED 09/09/2016

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 26 (Rev. 3/2013)
Prescribed by GSA - FAR (48 CFR) 53.214(a)

SECTION B - Supplies or Services/Prices

B-1 Supplies or Services/Prices

Cost-Plus-Fixed-Fee CLINs/SLINs

Item/Sub Number	Description	Product Service Code (PSC)	Obligated Amount	Estimated Cost	Fixed Fee	Estimated Cost and Fixed Fee
0001	The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and provide reports and data in accordance with Exhibit A.	AD93	$0.00	$231,462.00	$17,128.00	$248,590.00
000101	ACRN AA		$248,590.00			
Total Amount						**$248,590.00**

The total amount of the base and exercised options is $248,590.00.

Optional Cost-Plus-Fixed-Fee CLINs/SLINs

Item/Sub Number	Description	Product Service Code (PSC)	Obligated Amount	Estimated Cost	Fixed Fee	Estimated Cost and Fixed Fee
0002	Option I The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and provide reports and data in accordance with Exhibit A.	AD93	$0.00	$231,308.00	$17,117.00	$248,425.00
0003	Option II The Contractor shall furnish the necessary personnel and facilities to conduct the research effort as described in Section C and provide reports and data in accordance with Exhibit A.	AD93	$0.00	$462,925.00	$34,256.00	$497,181.00
0004	Hardware/Prototype/Software/Source Code/Prototype –(Station-keeping Sonar Powerbuoy)	AD93	$0.00	$0.00	$0.00	$0.00
Total Amount of Options						**$745,606.00**

SECTION C - Description/Specifications

C-1 Statement of Work

The Contractor shall conduct the effort under CLIN 0001 in accordance with Attachment Number 1, Statement of Work, and Exhibit A, Contract Data Requirements List.

If Option I is exercised, the Contractor shall conduct the effort under CLIN 0002 in accordance with Attachment Number 1, Statement of Work, and Exhibit A, Contract Data Requirements List.

If Option II is exercised, the Contractor shall conduct the effort under CLIN 0003 in accordance with Attachment Number 1, Statement of Work, and Exhibit A, Contract Data Requirements List.

C-2 ONR- Key Personnel

(a) The Contractor agrees to assign to the contract tasks those persons whose resumes were submitted with its proposal and who are necessary to fulfill the requirements of the contract as "key personnel". No substitutions may be made except in accordance with this instruction.

(b) The Contractor understands that during the first ninety (90) days of the contract performance period, no personnel substitutions will be permitted unless these substitutions are unavoidable because of the incumbent's sudden illness, death or termination of employment. In any of these events, the Contractor shall promptly notify the Contracting Officer and provide the information described in paragraph (c) below. After the initial ninety (90) day period the Contractor must submit to the Contracting Officer all proposed substitutions, in writing, at least 60 days in advance 1 days if security clearance must be obtained, of any proposed substitution and provide the information required by paragraph (c) below.

(c) Any request for substitution must include a detailed explanation of the circumstances necessitating the proposed substitution, a resume for the proposed substitute, and any other information requested by the Contracting Officer. Any proposed substitute must have qualifications equal to or superior to the qualifications of the incumbent. The Contracting Officer or his/her authorized representative will evaluate such requests and promptly notify the Contractor in writing of his/her approval or disapproval thereof.

(d) In the event that any of the identified key personnel cease to perform under the contract and the substitute is disapproved, the contract may be immediately terminated in accordance with the Termination clause of the contract.

The following are identified as key personnel:

Principal Investigator: Mike Mekhiche

SECTION D - Packaging and Marking

D-1 Packaging and Marking

Preservation, packaging, packing and marking of all deliverable contract line items shall conform to normal commercial packing standards to assure safe delivery at destination.

D-2 ONR- Marking of Reports

All reports, briefs, technical documents, etc. submitted to the Government under this contract should contain the following legend:

SBIR DATA RIGHTS

Topic Number: N121-096

Contract No.: N00014-16-C-3047

Contractor Name: Ocean Power Technologies, Inc. (Opt)

Contractor Address: 1590 Reed Road, Pennington, NJ 08534

Expiration of SBIR Data Rights Period: Five (5) Years After Contract Expiration.

The Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data or computer software marked with this legend are restricted as provided in paragraph (b)(4) of DFARS 252-227-7018, Rights in Noncommercial Technical Data and Computer Software--Small Business Innovative Research (SBIR) Program.

SECTION E - Inspection and Acceptance

E-1 Award Inspection and Acceptance

Inspection and acceptance of the reports and/or other deliverables under this contract will be accomplished by the COR/Program Officer designated in Section F of this contract, who shall have thirty (30) days after contractual delivery for acceptance. If the contract includes a Not-Separately-Priced (NSP) CLIN(s) that is/are to be delivered before the current end date in the period of

performance, the contractor shall use a receiving report in WAWF as a Material Inspection and Receiving Report in lieu of a DD Form 250 for each NSP CLIN due before the end of the current period. Otherwise, the receiving report required for the final report in Exhibit A can include the final report and any other NSP CLINs due at the same time.

E-2 FAR 52.246-9 Inspection of Research and Development (Short Form). (APR 1984)

SECTION F - Deliveries or Performance

F-1 Period of Performance

The effort performed under CLIN 0001 shall be conducted from the date of award through 15 DEC 2017.

The Contractor shall accomplish the work under CLIN 0001 during the period from date of award through 15 JUN 2017.

The additional six months for SBIR Phase II under CLIN 0001 15 JUN 2017 through 15 DEC 2017 are to allow the Government sufficient time to determine if the Option under Item No. 0002 should be exercised and is at no additional cost to the Government.

If Option I is exercised, the effort performed under CLIN 0002 shall be conducted for 12 Months.

If Option II is exercised, the effort performed under CLIN 0003 shall be conducted for 12 Months.

CLIN 0004 shall be delivered at the end of CLIN 0003.

1) Any request for a period of performance extension shall be submitted in writing to the Contracting Officer and Contracting Officer Representative (COR)/Program Officer no later than thirty (30) days prior to the expiration of the contract to allow the Government time to consider, and if approved, process the request. Requests submitted less than thirty (30) prior to the expiration of the contract may be rejected and not processed by the Government.

2) The request shall include (a) Contract number, (b) Contract Line Item Number (CLIN) associated with the extension, (c) current expiration date of the CLIN associated with the extension, (d) revised date for which the extension is requested, (e) the rationale as to why the extension is required, (f) status of the remaining task(s) to be completed during the extension period, (g) plan of action for completing the effort, and (h) evidence of sufficient funding under the CLIN to ensure remaining task(s) may be completed during the extension.

F-2 Distribution of Invention Disclosures and Reports

The Contractor shall submit all invention disclosures and reports required by the Patent Rights clause of the contract to the Administrative Contracting Officer.

The Administrative Contracting Officer will forward invention disclosures and reports directly to Corporate Counsel (Code 00CC). The invention disclosures can either be mailed to Office of Naval Research, Department of the Navy, Corporate Counsel (Code 00CC), 875 North Randolph Street, Arlington, VA 22203-1995 or e-mailed to ONR.NCR.BDCC.list.invention.reports@navy.mil. The Corporate Counsel will return the reports along with a recommendation to the Administrative Contracting Officer. The Corporate Counsel will represent the Contracting Officer with regard to invention reporting matters arising under this contract.

F-3 Place of Delivery

All reports and data shall be F.O.B. Destination in accordance with Enclosure Number 1 of Exhibit A. The address for the cognizant COR/Program Officer is as follows:

Office of Naval Research
875 North Randolph St
Attn: Mike Vaccaro
Code: 32
Email Address: mike.vaccaro@navy.mil
Arlington, VA 22203-1995
Ref: Contract Number: N00014-16-C-3047

F-4 FAR 52.242-15 Stop-Work Order. (AUG 1989)

F-5 FAR 52.242-15 Stop-Work Order. (AUG 1989) - Alternate I (APR 1984)

SECTION G - Contract Administration Data

G-1 Procuring Office Representatives

In order to expedite administration of this contract, the Administrative Contracting Officer should direct inquiries to the appropriate office listed below. Please do not direct routine inquiries to the person listed in Item 20A on Standard Form 26.

Contract Negotiator -- Russelle Dunson, ONR 0253, (703) 696-8375, E-Mail Address: russelle.dunson@navy.mil
(If initial response to contract negotiator's email goes unanswered after 3 business days or the contractor knows the previous negotiator has left ONR, forward message to onr Code253ProcurementTech@navy.mil,.)

Inspection and Acceptance - Mike Vaccaro, Code 32, (P) 703.588.0615, Email: mike.vaccaro@navy.mil

Security Matters – Ms. Torri Powell, ONR 43, (P) (703) 696 8177, DSN 426 8177, Email: torri.powell@navy.mil

Patent Matters – Mr. John Forrest, ONR 00CC, (P) (703) 696-4000, DSN 426-4000, Email: john.forrest@navy.mil

G-2 Contract Administration Delegation

In accordance with FAR 42.202, the contracting officer delegates all contract administration functions listed in FAR 42.302(a).

The Contractor is advised to direct all inquiries concerning administration of this contract to the Administrative Contracting Officer designated in Block 6 of the Standard Form 26 of this contract.

G-3 Award Distribution (JULY 2015)

In accordance with the requirements of FAR 4.201, distribution is made to the contractor, program office, administrative contracting office, payment office and audit office. See the following matrix to determine the specific distribution location, which is based upon the award form used:

Distribution:	**SF 26**	**SF 30**	**SF 33**	**SF 1449**	**DD1155**
Contractor	See Block 7	See Block 8	See Block 15A	See Block 17a	See Block 9
Program Office	See Block 11 or Section G	See Block 6	See Block 11 or Section G	See Block 15	See Block 14

Administrative Contracting Office	See Block 6	See Block 7	See Block 24	See Block 16	See Block 7
Payment Office	See Block 12	See Block 14	See Block 25	See Block 18a	See Block 15
Auditor	See Section G	See Section G	See Section G	See Section G	See Section G

G-4 Type of Award

This is a Cost-Plus Fixed Fee completion type contract.

G-5 Financial Accounting Data

ACRN	List of Item/Sub Number (LI#)	Line of Accounting (LOA)	Total Amount
AA	000101	1751319W6ED2550001400501202D000000018612928977	$248,590.00
Total Obligated Amount			**$248,590.00**

G-6 Allotment of Funds

It is hereby understood and agreed that this contract will not exceed a total amount of $248,590.00; including an estimated cost of $231,462.00 and a fixed fee of $17,128.00.

The total amount presently available for payment and allotted to CLIN 0001 of this contract is $248,590.00; including an estimated cost of $231,462.00 and a fixed fee of $17,128. 00. It is estimated that the amount allotted of $248,590.00 will cover the period from date of award through 15 JUN 2017.

G-7 Payment of Allowable Costs and Fixed Fee

As consideration for the proper performance of the work and services required under this contract, the Contractor shall be paid as follows:

(a) Costs, as provided for under the contract clause entitled "Allowable Cost and Payment", not to exceed the amount set forth as "Estimated Cost" in Section B, subject to the contract clause entitled "Limitation of Cost" or " Limitation of Funds", whichever is applicable.

(b) A fixed fee, in the amount set forth as 'Fixed Fee' in Section B, in accordance with the contract clause FAR 52.216-8 "Fixed Fee", shall be paid upon completion of the work and services required under this contract and upon final acceptance by the Contracting Officer. However, the Contractor, may bill on each voucher the amount of the fee bearing the same percentage to the total fixed fee as the amount of cost billed bears to the total estimated cost not to exceed the amount set forth as "Fixed Fee" in Section B. The total fixed fee billed, shall not exceed the total fixed fee specified in Section B and is subject to the contract clause entitled "Limitation of Cost" or "Limitation of Funds" whichever applies.

(c) In accordance with FAR 52.216-8, "Fixed Fee", the Administrative Contracting Officer (ACO), in order to protect the Government's interest, shall withhold 10% of the fixed fee amount set forth in Section B or until a reserve is set aside in the amount of $100,000.00, whichever is less. The fixed fee withhold should be applied to each voucher. The ACO shall release the withhold in accordance with the provisions of FAR 52.216-8.

G-8 DFARS 252.232-7006 Wide Area WorkFlow Payment Instructions. (MAY 2013)

(a) *Definitions*. As used in this clause-

Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.

Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.

(b) *Electronic invoicing*. The WAWF system is the method to electronically process vendor payment requests and receiving reports, as authorized by DFARS 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) *WAWF access*. To access WAWF, the Contractor shall-

(1) Have a designated electronic business point of contact in the System for Award Management at *https://www.acquisition.gov*; and

(2) Be registered to use WAWF at *https://wawf.eb.mil/* following the step-by-step procedures for self-registration available at this Web site.

(d) *WAWF training*. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at *https://wawf.eb.mil/*.

(e) *WAWF methods of document submission*. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) *WAWF payment instructions*. The Contractor must use the following information when submitting payment requests and receiving reports in WAWF for this contract/order:

(1) *Document type*. The Contractor shall use the following document type(s).

"Cost Voucher"

(2) *Inspection/acceptance location*. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.

N/A

(3) *Document routing*. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	***Data to be entered in WAWF***
Pay Official DoDAAC	HQ0337
Issue By DoDAAC	N00014
Admin DoDAAC	S2305A

Inspect By DoDAAC	N00014
Ship To Code	N00014
Ship From Code	N00014
Mark For Code	N/A
Service Approver (DoDAAC)	N/A
Service Acceptor (DoDAAC)	N00014
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	HAA310
Other DoDAAC(s)	N/A

(Contracting Officer: Insert applicable DoDAAC information or "See schedule" if multiple ship to/acceptance locations apply, or "Not applicable.")

(4) *Payment request and supporting documentation.* The Contractor shall ensure a payment request includes appropriate contract line item and subline item descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. timesheets) in support of each payment request.

(5) *WAWF email notifications.* The Contractor shall enter the email address identified below in the "Send Additional Email Notifications" field of WAWF once a document is submitted in the system.

Not Applicable

(g) *WAWF point of contact.* (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

For WAWF Vendor support, please contact the WAWF Help Desk (disa.ogden.esd.mbx.cscassig@mail.mil; 801-605-7095); for Payment Issues, please contact the appropriate DFAS office (http://www.dfas.mil/contractorsvendors/dodaacsvc.html); for additional assistance, please contact ONR.NCR.BD021.list.all@navy.mil.

(2) For technical WAWF help, contact the WAWF helpdesk at 866-618-5988.

(End of clause)

G-9 PGI 252.204-0004 PGI: Line Item Specific: By Fiscal Year*

These instructions are provided for the Contract Payment Office (DFAS Columbus) only, and are not contractor instructions.

If there is more than one ACRN within a contract line item, (i.e. informational sub-line items contain separate ACRNs), the contracting officer intends the funds to be liquidated using the oldest funds first.

This applies to CLIN(s) and/or SLIN(s) 0001 through 0004.

SECTION H - Special Contract Requirements

H-1 Enterprise-Wide Contractor Manpower Reporting Application (ECMRA)

The contractor shall report ALL contractor labor hours (including subcontractor labor hours) required for performance of services provided under this contract for the Office of Naval Research via a secure data collection site. Contracted services excluded from reporting are based on Product Service Codes (PSCs). The excluded PSCs are:

(1) W, Lease/Rental of Equipment;
(2) X, Lease/Rental of Facilities;
(3) Y, Construction of Structures and Facilities;
(4) S, Utilities ONLY;
(5) V, Freight and Shipping ONLY.

The contractor is required to completely fill in all required data fields using the following web address https://doncmra.nmci.navy.mil.

Reporting inputs will be for the labor executed during the period of performance during each Government fiscal year (FY), which runs October 1 through September 30. While inputs may be reported any time during the FY, all data shall be reported no later than October 31 of each calendar year. Contractors may direct questions to the help desk, linked at https://doncmra.nmci.navy.mil.

H-2 ONR- Special Small Business Innovation Research (SBIR)

A minimum of one-half of the SBIR Project shall be carried out by the proposing firm. The primary employment of the principal investigator shall be with the small business firm at the time of award and during the conduct of the proposed effort. Primary employment means that more than one-half of the principal investigator's time is spent with the small business. Primary employment with a small business concern precludes full-time employment at another organization.

All research or research and development work under this contract shall be performed by the small business concern and its subcontractors in the United States. "United States" means the several states, the Territories and possessions of the United States, the Commonwealth of Puerto Rico, and the Commonwealth of the Northern Mariana Islands, the Trust Territory of the Pacific Islands, and the District of Columbia. Joint ventures and limited partnerships are permitted, provided that the entity created qualifies as a small business in accordance with the Small Business Act, 15 USC 631, and the definition included in the SBIR solicitation.

Deviations from the above requirements must be approved in writing by the contracting officer.

H-3 ONR- Special Small Business Innovative Research (SBIR) Requirements (Was (JAN 08) - (DEVIATION) Special Small Business Technology Transfer (STTR) Requirements (JAN 08)

A minimum of 40% of the research and/or analytical effort shall be carried out by the small business firm and a minimum of 30% of the effort shall be carried out by the research institution, unless approved in writing by the Contracting Officer.

The research or research and development work under this contract shall be performed by the Contractor in the United States. "United States" means the several states, the Territories and possessions of the United States, the Commonwealth of Puerto Rico, and the Commonwealth of the Northern Mariana Islands, the Trust Territory of the Pacific Islands, and the District of Columbia.

The principal investigator must be primarily employed with the small business firm or research institution and the small business concern must have at least one employee in a management position whose primary employment is with the small business and who is not also employed by the research institution. Primary employment means that more than one half of the employee's time is spent with the small business.

The small business must negotiate a written agreement with the research institution allocating intellectual rights as described in section 3.5.e of the solicitation

H-4 ONR- Technical Direction

(a) Performance of the work hereunder is subject to the technical direction of the Program Officer/COR designated in this contract, or duly authorized representative. Technical direction includes the following:

(1) Direction to the Contractor which shifts work emphasis between work areas or tasks, requires pursuit of certain lines of inquiry, fills in details or otherwise serves to accomplish the objectives described in the statement of work;

(2) Guidelines to the Contractor which assist in the interpretation of drawings, specifications or technical portions of work description.

(b) Technical direction must be within the general scope of work stated in the contract. Technical direction may not be used to:

(1) Assign additional work under the contract;

(2) Direct a change as defined in the contract clause entitled "Changes";

(3) Increase or decrease the estimated contract cost, the fixed fee, or the time

required for contract performance; or

(4) Change any of the terms, conditions or specifications of the contract.

(c) The only individual authorized to in any way amend or modify any of the terms of this contract shall be the Contracting Officer. When, in the opinion of the Contractor, any technical direction calls for effort outside the scope of the contract or inconsistent with this special provision, the Contractor shall notify the Contracting Officer in writing within ten working days after its receipt. The Contractor shall not proceed with the work affected by the technical direction until the Contractor is notified by the Contracting Officer that the technical direction is within the scope of the contract.

(d) Nothing in the foregoing paragraphs may be construed to excuse the Contractor from performing that portion of the work statement which is not affected by the disputed technical direction.

H-5 ONR 0070 Consent to Subcontract and/or Hire Consultants

The services of the following subcontractors and/or consultants have been identified as necessary for the performance of this contract:

Spring Efficiency Test Support	$19,600.00
Hines - Testing (Subset)	$10,950.00

The preceding listing of subcontracts were evaluated during negotiations as required by Paragraph (j) of the contract clause at FAR 52.244-2 entitled "Subcontracts" and therefore do not require consent in accordance with paragraphs (c) and (e) of the Subcontracts clause. This consent is based upon the information submitted by the prime contractor in accordance with FAR 52.244-2 (e) (1) (i) through (vii).

For additional subcontracts beyond those listed above, the Contracting Officer's written consent to subcontract is only required in accordance with Paragraphs (b), (c), and (d) of FAR 52.244-2.

ONR has delegated contract administration to the Administrative Contracting Officer (ACO) at the cognizant Contract Administration Office (Block 7 of this DD Form 1155 or Block 6 of the Standard Form 26). Although ONR has provided authority to subcontract for the preceding list of subcontracts, ONR is not retaining any post award function for the consent of subcontracts in accordance with FAR 42.302(a)(51). Therefore, any consents to subcontract required in accordance with FAR 52.244-2 after contract award shall be submitted to the ACO for action.

SECTION I - Contract Clauses

I-1 FAR 52.252-2 Clauses Incorporated by Reference. (FEB 1998)

Clauses Included by Reference

Clause Database	Clause Number	Clause Title
FAR	52.202-1	Definitions. (NOV 2013)
FAR	52.203-3	Gratuities. (APR 1984)
FAR	52.203-5	Covenant Against Contingent Fees. (MAY 2014)
FAR	52.203-6	Restrictions on Subcontractor Sales to the Government. (SEP 2006)
FAR	52.203-7	Anti-Kickback Procedures. (MAY 2014)
FAR	52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity. (MAY 2014)
FAR	52.203-10	Price or Fee Adjustment for Illegal or Improper Activity. (MAY 2014)
FAR	52.203-12	Limitation on Payments to Influence Certain Federal Transactions. (OCT 2010)
FAR	52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights. (APR 2014)
FAR	52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper. (MAY 2011)
FAR	52.204-13	System for Award Management Maintenance. (JUL 2013)
FAR	52.204-19	Incorporation by Reference of Representations and Certifications. (DEC 2014)
FAR	52.204-21	Basic Safeguarding of Covered Contractor Information Systems. (JUN 2016)
FAR	52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment. (OCT 2015)
FAR	52.209-10	Prohibition on Contracting With Inverted Domestic Corporations. (NOV 2015)
FAR	52.215-2	Audit and Records - Negotiation. (OCT 2010)
FAR	52.215-8	Order of Precedence - Uniform Contract Format. (OCT 1997)
FAR	52.215-17	Waiver of Facilities Capital Cost of Money. (OCT 1997)
FAR	52.215-23	Limitations on Pass-Through Charges. (OCT 2009) -- Alternate I (OCT 2009)
FAR	52.216-7	Allowable Cost and Payment. (JUN 2013)
FAR	52.216-8	Fixed Fee. (JUN 2011)
FAR	52.219-6	Notice of Total Small Business Set-Aside. (NOV 2011)
FAR	52.219-8	Utilization of Small Business Concerns. (OCT 2014)
FAR	52.219-9	Small business subcontracting plan. (OCT 2015)
FAR	52.219-14	Limitations on Subcontracting. (NOV 2011)
FAR	52.219-28	Post-Award Small Business Program Rerepresentation. (JUL 2013)
FAR	52.222-3	Convict Labor. (JUN 2003)
FAR	52.222-4	Contract Work Hours and Safety Standards - Overtime Compensation. (MAY 2014)
FAR	52.222-21	Prohibition of segregated facilities. (APR 2015)
FAR	52.222-26	Equal Opportunity. (APR 2015)
FAR	52.222-50	Combating Trafficking in Persons. (MAR 2015)
FAR	52.223-6	Drug-Free Workplace. (MAY 2001)
FAR	52.223-18	Encouraging Contractor Policies to Ban Text Messaging While Driving. (AUG 2011)
FAR	52.225-13	Restrictions on Certain Foreign Purchases. (JUN 2008)
FAR	52.227-1	Authorization and Consent. (DEC 2007) -- Alternate I (APR 1984)
FAR	52.227-11	Patent Rights-Ownership by the Contractor. (MAY 2014)
FAR	52.228-7	Insurance - Liability to Third Persons. (MAR 1996)
FAR	52.232-9	Limitation on Withholding of Payments. (APR 1984)
FAR	52.232-17	Interest. (MAY 2014)
FAR	52.232-20	Limitation of Cost. (APR 1984)
FAR	52.232-22	Limitation of Funds. (APR 1984)
FAR	52.232-23	Assignment of Claims. (MAY 2014)

Clause Database	Clause Number	Clause Title
FAR	52.232-25	Prompt payment. (JUL 2013) - Alternate I (FEB 2002)
FAR	52.232-33	Payment by Electronic Funds Transfer - System for Award Management. (JUL 2013)
FAR	52.232-39	Unenforceability of Unauthorized Obligations. (JUN 2013)
FAR	52.232-40	Providing Accelerated Payments to Small Business Subcontractors. (DEC 2013)
FAR	52.233-1	Disputes. (MAY 2014)
FAR	52.233-3	Protest after Award. (AUG 1996)
FAR	52.233-3	Protest after Award. (AUG 1996) - Alternate I (JUN 1985)
FAR	52.233-4	Applicable Law for Breach of Contract Claim. (OCT 2004)
FAR	52.242-1	Notice of Intent to Disallow Costs. (APR 1984)
FAR	52.242-4	Certification of Final Indirect Costs. (JAN 1997)
FAR	52.242-13	Bankruptcy. (JUL 1995)
FAR	52.243-2	Changes - Cost-Reimbursement. (AUG 1987)
FAR	52.244-5	Competition in Subcontracting. (DEC 1996)
FAR	52.245-1	Government Property. (APR 2012)
FAR	52.245-9	Use and Charges (APR 2012)
FAR	52.246-23	Limitation of Liability. (FEB 1997)
FAR	52.249-6	Termination (Cost-Reimbursement). (MAY 2004)
FAR	52.249-14	Excusable Delays. (APR 1984)
FAR	52.252-2	Clauses Incorporated by Reference. (FEB 1998)
FAR	52.253-1	Computer Generated Forms. (JAN 1991)
DFARS	252.201-7000	Contracting Officer's Representative. (DEC 1991)
DFARS	252.203-7000	Requirements Relating to Compensation of Former DoD Officials. (SEP 2011)
DFARS	252.203-7001	Prohibition on persons convicted of fraud or other defense-contract-related felonies. (DEC 2008)
DFARS	252.203-7002	Requirement to Inform Employees of Whistleblower Rights. (SEP 2013)
DFARS	252.204-7000	Disclosure of information. (AUG 2013)
DFARS	252.204-7003	Control of Government Personnel Work Product. (APR 1992)
DFARS	252.204-7006	Billing Instructions. (OCT 2005)
DFARS	252.204-7012	Safeguarding covered defense information and cyber incident reporting. (DEC 2015)
DFARS	252.209-7004	Subcontracting with Firms that are Owned or Controlled by the Government of a Country that is a State Sponsor of Terrorism. (OCT 2015)
DFARS	252.211-7003	Item unique identification and valuation. (MAR 2016)
DFARS	252.211-7007	Reporting of Government-Furnished Property. (AUG 2012)
DFARS	252.211-7008	Use of Government-Assigned Serial Numbers. (SEP 2010)
DFARS	252.225-7012	Preference for Certain Domestic Commodities. (FEB 2013)
DFARS	252.225-7013	Duty-free entry. (MAY 2016)
DFARS	252.225-7048	Export-Controlled Items. (JUN 2013)
DFARS	252.227-7016	Rights in bid or proposal information. (JAN 2011)
DFARS	252.227-7017	Identification and assertion of use, release, or disclosure restrictions. (JAN 2011)
DFARS	252.227-7018	Rights in noncommercial technical data and computer software-Small Business Innovation Research (SBIR) Program. (FEB 2014)
DFARS	252.227-7019	Validation of Asserted Restrictions-Computer Software. (SEP 2011)
DFARS	252.227-7027	Deferred Ordering of Technical Data or Computer Software. (APR 1988)
DFARS	252.227-7030	Technical Data - Withholding of Payment. (MAR 2000)
DFARS	252.227-7037	Validation of restrictive markings on technical data. (JUN 2013)
DFARS	252.227-7039	Patents - Reporting of Subject Inventions. (APR 1990)
DFARS	252.231-7000	Supplemental Cost Principles. (DEC 1991)
DFARS	252.232-7003	Electronic Submission of Payment Requests and Receiving Reports. (JUN 2012)
DFARS	252.235-7010	Acknowledgment of Support and Disclaimer. (MAY 1995)
DFARS	252.235-7011	Final Scientific or Technical Report. (JAN 2015)
DFARS	252.242-7004	Material Management and Accounting System. (MAY 2011)
DFARS	252.242-7005	Contractor Business Systems. (FEB 2012)

Clause Database	Clause Number	Clause Title
DFARS	252.242-7006	Accounting System Administration. (FEB 2012)
DFARS	252.243-7002	Requests for equitable adjustment. (DEC 2012)
DFARS	252.244-7001	Contractor purchasing system administration. (MAY 2014)
DFARS	252.245-7001	Tagging, Labeling, and Marking of Government-Furnished Property (APR 2012)
DFARS	252.245-7002	Reporting Loss of Government Property. (APR 2012)
DFARS	252.245-7003	Contractor Property Management System Administration (APR 2012)
DFARS	252.245-7004	Reporting, Reutilization, and Disposal. (MAR 2015)
DFARS	252.246-7000	Material Inspection and Receiving Report. (MAR 2008)
DFARS	252.247-7023	Transportation of supplies by sea. (APR 2014)

Clauses Included by Full Text

I-2 FAR 52.217-9 Option to Extend the Term of the Contract. (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within Anytime during Contract Period of Performance; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 1days (*60 days unless a different number of days is inserted)* before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 39(months)(years).

(End of clause)

I-3 FAR 52.244-2 Subcontracts. (OCT 2010)

(a) *Definitions*. As used in this clause-

"Approved purchasing system" means a Contractor's purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR).

"Consent to subcontract" means the Contracting Officer's written consent for the Contractor to enter into a particular subcontract.

"Subcontract" means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that-

(1) Is of the cost-reimbursement, time-and-materials, or labor-hour type; or

(2) Is fixed-price and exceeds-

(i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold or 5 percent of the total estimated cost of the contract; or

(ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer's written consent before placing the following subcontracts: [ ]

(e)(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c) or (d) of this clause, including the following information:

(i) A description of the supplies or services to be subcontracted.

(ii) Identification of the type of subcontract to be used.

(iii) Identification of the proposed subcontractor.

(iv) The proposed subcontract price.

(v) The subcontractor's current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.

(vi) The subcontractor's Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(vii) A negotiation memorandum reflecting-

(A) The principal elements of the subcontract price negotiations;

(B) The most significant considerations controlling establishment of initial or revised prices;

(C) The reason certified cost or pricing data were or were not required;

(D) The extent, if any, to which the Contractor did not rely on the subcontractor's certified cost or pricing data in determining the price objective and in negotiating the final price;

(E) The extent to which it was recognized in the negotiation that the subcontractor's certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F) The reasons for any significant difference between the Contractor's price objective and the price negotiated; and

(G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c) or (d) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor's purchasing system shall constitute a determination-

(1) Of the acceptability of any subcontract terms or conditions;

(2) Of the allowability of any cost under this contract; or

(3) To relieve the Contractor of any responsibility for performing this contract.

(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i).

(h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i) The Government reserves the right to review the Contractor's purchasing system as set forth in FAR Subpart 44.3.

(j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations: [ ]

(End of clause)

I-4 FAR 52.244-6 Subcontracts for Commercial Items. (JUN 2016)

(a) *Definitions.* As used in this clause-

Commercial item and *commercially available off-the-shelf item* have the meanings contained in Federal Acquisition Regulation 2.101, Definitions.

Subcontract includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c)(1) The Contractor shall insert the following clauses in subcontracts for commercial items:

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (OCT 2015) (41 U.S.C. 3509), if the subcontract exceeds $5.5 million and has a performance period of more than 120 days. In altering this clause to identify the appropriate parties, all disclosures of violation of the civil False Claims Act or of Federal criminal law shall be directed to the agency Office of the Inspector General, with a copy to the Contracting Officer.

(ii) 52.203-15, Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5), if the subcontract is funded under the Recovery Act.

(iii) 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (JUN 2016), other than subcontracts for commercially available off-the-shelf items, if flow down is required in accordance with paragraph (c) of FAR clause 52.204-21.

(iv) 52.219-8, Utilization of Small Business Concerns (OCT 2014) (15 U.S.C. 637(d)(2) and (3)), if the subcontract offers further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(v) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

(vi) 52.222-26, Equal Opportunity (APR 2015) (E.O. 11246).

(vii) 52.222-35, Equal Opportunity for Veterans (OCT 2015)(38 U.S.C. 4212(a));

(viii) 52.222-36, Equal Opportunity for Workers with Disabilities (JUL 2014) (29 U.S.C. 793).

(ix) 52.222-37, Employment Reports on Veterans (FEB 2016) (38 U.S.C. 4212).

(x) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496), if flow down is required in accordance with paragraph (f) of FAR clause 52.222-40.

(xi)(A) 52.222-50, Combating Trafficking in Persons (MAR 2015) (22 U.S.C. chapter 78 and E.O. 13627).

(B) Alternate I (MAR 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

(xii) 52.222-55, Minimum Wages under Executive Order 13658 (DEC 2015).

(xiii) 52.225-26, Contractors Performing Private Security Functions Outside the United States JUL 2013) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xiv) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (DEC 2013), if flow down is required in accordance with paragraph (c) of FAR clause 52.232-40.

(xv) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. App. 1241 and 10 U.S.C. 2631), if flow down is required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

(End of clause)

I-5 FAR 52.252-6 Authorized Deviations in Clauses. (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

I-6 DFARS Deviations 252.203-7997 Prohibition on Contracting with Entities that Require Certain Internal Confidentiality Agreements (DEVIATION 2016-O0003)(OCT 2015)

(a) The Contractor shall not require employees or subcontractors seeking to report fraud, waste, or abuse to sign or comply with internal confidentiality agreements or statements prohibiting or otherwise restricting such employees or contactors from lawfully reporting such waste, fraud, or abuse to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information.

(b) The Contractor shall notify employees that the prohibitions and restrictions of any internal confidentiality agreements covered by this clause are no longer in effect.

(c) The prohibition in paragraph (a) of this clause does not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information.

(d)(1) Use of funds appropriated (or otherwise made available) by the Continuing Appropriations Act, 2016 (Pub. L. 114-53) or any other FY 2016 appropriations act that extends to FY 2016 funds the same prohibitions as contained in sections 743 of division E, title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) may be prohibited, if the Government determines that the Contractor is not in compliance with the provisions of this clause.

(2) The Government may seek any available remedies in the event the Contractor fails to perform in accordance with the terms and conditions of the contract as a result of Government action under this clause.

(End of clause)

I-7 DFARS Deviations 252.203-7999 Prohibition on Contracting with Entities that Require Certain Internal Confidentiality Agreements. (DEVIATION 2015-O0010) (FEB 2015)

(a) The Contractor shall not require employees or subcontractors seeking to report fraud, waste, or abuse to sign or comply with internal confidentiality agreements or statements prohibiting or otherwise restricting such employees or contactors from lawfully reporting such waste, fraud, or abuse to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information.

(b) The Contractor shall notify employees that the prohibitions and restrictions of any internal confidentiality agreements covered by this clause are no longer in effect.

(c) The prohibition in paragraph (a) of this clause does not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information.

(d)(1) In accordance with section 743 of Division E, Title VIII, of the Consolidated and Further Continuing Resolution Appropriations Act, 2015, (Pub. L. 113-235), use of funds appropriated (or otherwise made available) under that or any other Act may be prohibited, if the Government determines that the Contractor is not in compliance with the provisions of this clause.

(2) The Government may seek any available remedies in the event the Contractor fails to perform in accordance with the terms and conditions of the contract as a result of Government action under this clause.

(End of clause)

SECTION J - List of Documents, Exhibits and Other Attachments

Number	Title	Number of Pages
EXHIBIT A	Contract Data Requirements List (DD Form 1423)	1
Enclosure Number 1 to Exhibit A	CDRL (Instructions for Distribution)	2
1	Statement of Work	6
2	CONTRACTING OFFICER'S REPRESENTATIVE (COR)	3
3	Technical Data to be Furnished With Restrictions:	1

CONTRACT DATA REQUIREMENTS LIST
(2 Data Items)

Form Approved
OMB No. 0704-0188

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY
0001(0002,0003 If Exercised) and 0004	A	TDP ___ TM ___ OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.	F. CONTRACTOR
Persistent Easy-to-Deploy Stationkeeping Sonar Power Buoy	N00014-16-C-3047	Ocean Power Technologies

Data Item A001

Field	Value
1. DATA ITEM NO.	A001
2. TITLE OF DATA ITEM	Final Report (Technical and Financial) Prototype - (Station-keeping Sonar Powerbuoy)
3. SUBTITLE	
4. AUTHORITY (Data Acquisition Document No.)	
5. CONTRACT REFERENCE	See Section C
6. REQUIRING OFFICE	See Section F
7. DD 250 REQ	NO
8. APP CODE	N/A
9. DIST STATEMENT REQUIRED	See Block 16
10. FREQUENCY	ONE/R
11. AS OF DATE	See Block 16
12. DATE OF FIRST SUBMISSION	Upon Completion of Phase II
13. DATE OF SUBSEQUENT SUBMISSION	N/A
14. DISTRIBUTION a. ADDRESSEE	See Enclosure #1
b. COPIES (Draft / Final Reg / Repro)	
15. TOTAL	
17. PRICE GROUP	
18. ESTIMATED TOTAL PRICE	

16. REMARKS

Nontechnical reports may be provided in contractor format. Technical reports shall be in the format described in paragraph 1 of Section H. Must include contract number, project title, total contract amount, costs incurred during the performance period, costs incurred to date, estimate to complete, schedule of deliveries or milestones, actual dates of delivery or completion of milestone, brief summary of progress and major accomplishments, explanation of any anticipated problems and actions being take to correct problems.

Block 9: Distribution Statement E: Distribution authorized to DoD Components only, Critical Technology, 18 August 2015. Other requests shall be referred to Code 32ASW, Office of Naval Research.

Block 11: The final report shall be delivered no later than the end date specified in Section F of the Contract.

Data Item A002

Field	Value
1. DATA ITEM NO.	A002
2. TITLE OF DATA ITEM	List of Property Acquired or Provided
3. SUBTITLE	
4. AUTHORITY (Data Acquisition Document No.)	
5. CONTRACT REFERENCE	See Section C.
6. REQUIRING OFFICE	See Section F.
7. DD 250 REQ	NO
8. APP CODE	N/A
9. DIST STATEMENT REQUIRED	See Block 16
10. FREQUENCY	ANNLY
11. AS OF DATE	June 30
12. DATE OF FIRST SUBMISSION	See Block 16
13. DATE OF SUBSEQUENT SUBMISSION	Every 12 MTHS thereafter
14. DISTRIBUTION a. ADDRESSEE	See Enclosure #1
b. COPIES (Draft / Final Reg / Repro)	
15. TOTAL	
17. PRICE GROUP	
18. ESTIMATED TOTAL PRICE	

16. REMARKS

The contractor shall provide a list of all Government Furnished Property (GFP) provided or Contractor Acquired Property (CAP) acquired under the contract in accordance with the GFP Data Input Spreadsheet found at: http://www.onr.navy.mil/Contracts-Grants/manage-contract/contract-forms-download.aspx

Block 9: Distribution Statement E: Distribution authorized to DoD Components only, Critical Technology, 18 August 2015. Other requests shall be referred to Code 32ASW, Office of Naval Research.

Block 12: First submission is due on 30 June within the base contract period of performance or thirty-days prior to the end of the base contract period of performance if the period of performance does not extend beyond June 30.

G. PREPARED BY	H. DATE	I. APPROVED BY	J. DATE
Michael Vaccaro	13-Sep-16	Russelle Dunson	4/18/2016

ENCLOSURE NUMBER 1

Contract Data Requirements List

INSTRUCTIONS FOR DISTRIBUTION

DISTRIBUTION OF PROGRESS REPORTS

The minimum distribution for progress reports is as follows:

ADDRESSEE	DODAAC CODE	NUMBER OF COPIES UNCLASSIFIED/ LIMITED AND
SBIR PROGRAM MANAGER ATTN: Lore-Anne Ponirakis Phone: (703)696-2175 Upload to http://www.navysbirprogram.com/navysummary/	N00014	1
Program Officer: Mike Vaccaro E-mail: mike.vaccaro@navy.mil	N00014	1
Administrative Contracting Officer*	S2305A	1

DISTRIBUTION OF TECHNICAL REPORTS AND FINAL REPORT

(A SF-298 must accompany the final report)

*Send only a copy of the transmittal letter to the Administrative Contracting Officer; do not send actual reports to the Administrative Contracting Officer.

ADDRESSEE	DODAAC CODE	NUMBER OF COPIES UNCLASSIFIED/ LIMITED AND CLASSIFIED
Program Officer: Mike Vaccaro E-mail: mike.vaccaro@navy.mil Office of Naval Research 875 North Randolph Street Arlington, VA 22203	N00014	1 w/SF-298
Administrative Contracting Officer*	S2305A	1 w/SF-298
SBIR PROGRAM MANAGER ATTN: Lore-Anne Ponirakis Phone: (703)696-2175 Upload to http://www.navysbirprogram.com/navysummary/	N00014	1
Defense Technical Information Center ATTN: DTIC-OA (SBIR) 8725 John J. Kingman Road, STE 0944 Ft. Belvoir, VA 22060-6218 E-mail: aq@dtic.mil	HJ4701	1 w/SF-298
Director, Naval Research Lab Attn: Code 5596 4555 Overlook Avenue, SW Washington, D.C. 20375-5320 E-mail: reports@library.nrl.navy.mil	N00173	1 w/SF-298

- Send only a copy of the transmittal letter to the Administrative Contracting Officer; do not send actual reports to the Administrative Contracting Officer.

ELECTRONIC SUBMISSIONS OF TECHNICAL REPORTS IS PREFERRED AND ENCOURAGED. ELECTRONIC SUBMISSION SHOULD BE SENT TO THE E-MAIL ADDRESSES PROVIDED IN THE ABOVE TABLE, HOWEVER PLEASE NOTE THE FOLLOWING:

- Distribution Statements: Insert one of the following Distribution Statements in Block 12 of the SF 298 and the report cover page:

  a. The default distribution statement is:
     Distribution B: Distribution authorized to U.S. Government Agencies Only; Proprietary Information (DFARS – SBIR Data Rights); [Date of the Report]. Other requests for this document shall be referred to Office of Naval Research, ATTN: ONR Code, One Liberty Center, 875 N. Randolph Street, Arlington, VA 22203-1995.

  b. If subject to Export Control per DFARS 252.204-7008 use:
     Distribution B: Distribution authorized to U.S. Government Agencies Only; Proprietary Information (DFARS – SBIR Data Rights) and Export Control; [Date of the Report]. Other requests for this document shall be referred to Office of Naval Research, ATTN: ONR Code, One Liberty Center, 875 N. Randolph, Arlington, VA 22203-1995.

     Also add the Export Control Warning on the document cover and append the full Notice as required by DoDD5230.25 Enclosure 5; see http://www.dtic.mil/whs/directives/corres/pdf/523025p.pdf.

- A Standard Form (SF) 298, Report Documentation Page must accompany the final technical report and is available at http://www.dtic.mil/dtic/submit/howtosubmit/howtosubmit.html.

- Classified information (whether in its entirety or partially) is to be transmitted and distributed in accordance with classified material handling procedures.

- Electronic submission to the DIRECTOR, NAVAL RESEARCH LAB email shall be for unclassified reports that are 30 pages or less. For reports more than 30 pages, hardcopies of reports must be mailed.

- Final reports shall be submitted to the Defense Technical Information Center (DTIC). DTIC prefers to receive documents electronically and accepts a variety of formats: MS Word, Excel, PowerPoint, WordPerfect, ASCII Text, Rich text and PDF.

For the latest DTIC guidance, see "Submit Documents" at http://www.dtic.mil/ and SBIR/STTR Technical Report preparation tutorials at http://www.dtic.mil/dtic/submit/guidance/tutorialsandotherguidance.html.

DTIC also offers the SBIR Technical Reports Submission Toolkit http://www.dtic.mil/trtoolkit/ a web-based application and step-by-step guide for completing and securely submitting an electronic Report Documentation Page (SF298) and document to DTIC.

Additionally, DTIC accepts SBIR/STTR reports in paper hard-copy or on CD or DVD mailed to the address above.

Statement of Work

1.0 Statement of Work: Base Effort

1.1 Optimization of Multi-Mode Generation System

Using its ocean-data corroborated proprietary analysis tools, OPT will develop a full system model that will account for the wave energy based generation subsystem in various ocean operating conditions, the power consumed by the sonar system, the propulsion system as well as on-board parasitic hotel loads. This sophisticated system level model will enable the thorough analysis and optimization of system performance in a variety of operational scenarios including ocean conditions (waves, currents, winds…) while also assessing various sonar duty cycles. The end result of this task is an optimized overall system and subsystem configuration, a well-defined power management strategy that maximizes the use of ocean-wave generated electric power, minimizes the need for the diesel generator while enabling a mission capable sonar operation.

1.2 Mass-on-Spring Power Take Off (PTO) Preliminary design and Optimization

Based upon the results of the previous task, OPT will undertake the preliminary design and development of the Mass on Spring Power Takeoff and associated Mass-Spring Oscillator (MSO) (Figure 7). This critical subsystem (PTO+MSO) is at the foundation of the process that converts ocean wave motion into useful electric power. The MOS includes a mechanical subsystem comprised of an oscillating mass, a spring element, while the PTO is an electric subsystem that includes an electric generator, a generator drive, an Energy Storage System (ESS) and overall power management and controls. The size of the reaction mass is determined primarily by the required power, the available stroke (envelope of the vessel) and the prevailing wave conditions. The need for the mass to oscillate at a particularly low frequency (on the order of 0.2 Hz) while being statically supported at a neutral position within a limited envelope poses a design challenge for MOSWECs (Mass On Spring Wave Energy Converters) in that the required spring displacement can be extremely long. The design of a mass-spring oscillator is not as straightforward as one would expect. The math works out that the still-water length of a conventional spring is several meters long if its stiffness is tuned for mass-spring resonance at a predominant wave period of several seconds (which is typical). For example, if the spring constant is selected for a resonant period of 6 seconds, the weight of the reaction mass will extend the spring 9 meters (29 feet) under still water conditions. OPT has developed a variety of concepts for simultaneously meeting the resonant frequency requirements while also statically supporting the reaction mass within a limited vertical envelope. OPT has several patented solutions to this problem and has used two of these for other US Navy R&D programs (see D. Stewart et al. "Wave Energy Converter Utilizing Internal Reaction Mass and Spring" U.S. Patent 7,443,046, Oct 28, 2008).

OPT has designed, built and tested two inertia-based MOSWEC's under SBIR projects: Topic Number N00-116 as the prime contractor and on Topic Number N07-144 as a subcontractor. For

US Navy SBIR Topic N07-144 to develop a small energy harvesting buoy for submarine communications at speed and depth, a proof-of-concept PowerBuoy was ocean tested and the mass-on-spring wave energy harvesting approach was successfully demonstrated. This system used a combination of elastic and constant force springs for the MSO, and a linear generator with moving stator coils and stationary magnet rod for the PTO. OPT's MOSWEC technology was further developed for US Navy ONR Deep Water Active Distributed System (DWADS) program, which specified an unmoored, self-stationkeeping vessel that harvests wave energy from the ocean to support a high-power ASW sonar system. For this program, OPT designed, built and tested an Advanced Development Model (ADM) prototype vessel (see Figure 8). Extensive in-house acceptance testing of the MSO/PTO systems demonstrated the ability of the vertically moving masses to generate electric energy.

1.3 Off the Shelf propulsion sub-system selection and analysis

In order to implement the stationkeeping (propulsion) element of the system, OPT will down-select an off the shelf electric propulsion solution: Steerable thrusters may offer an optimum solution. The intent here is to leverage the results of the system modeling efforts in order to implement the most efficient propulsion subsystem while providing the required thrust capability to ensure appropriate positioning of the PowerBuoy in all operational sea states and conditions.

1.4 Mass-Spring Oscillator Prototype Procurement, Build and Test

OPT will contract a vendor to carry out an efficiency and life test specific to the spring element of the Mass-Spring Oscillator (Figure 6): During its prior activities developing MOS PTO technology concepts, OPT developed a relationship with multiple vendors whose core competency is in the design of hydraulic and pneumatic systems. One of such vendors is Eaton-HINE. OPT's prior investigations concluded that a hydraulic spring element may offer the most efficient solution with the highest reliability and life to capture and transmit the heaving motion of the waves to the rest of the power conversion chain. OPT will work with Eaton to complete the design of said spring element and carry out associated test effort.

Furthermore and in order to validate modeling performance projections, OPT will procure; build and laboratory test the Mass-Spring Oscillator. The intent here is to carry out a free bounce laboratory test whereby the Mass-Spring Oscillator is characterized in order to quantify and validate predicted efficiency and projected generated power. Parameters to be quantified include stiction, spring constant, friction and damping characteristics. The test fixture will comprise a hydraulic spring coupled to a 1,250kg mass integrated on a vertical test fixture. Data related to pressure, velocity, position and force will be collected using a purpose built data acquisition system and analyzed. The MOS PTO design will be refined accordingly.

1.5 Final Report

Upon the completion of the above described tasks, OPT will proceed with updating all relevant design parameters. All activities and associated data will be compiled into a final report that will be delivered to the customer.

2.0 Statement of Work: Option 1

In this phase of the effort (Option 1), leveraging and building upon the Base effort, OPT proposes to carry out the next design and testing iterations of the critical elements of the system to progress the development effort towards a complete ocean-test ready prototype in the subsequent Phase of the project (Option 2), as follows:

2.1 Detailed design of Mass-Spring Oscillator and Power Take-Off (PTO)

This task will involve the detailed design and optimization of the Mass-Spring Oscillator and associated PTO: This includes the design and optimization of the entire power conversion chain. Combining the test data and modeling efforts carried out in the Base SOW, the intent here is to proceed with a detailed design effort on the entire power conversion and generation system to include the mechanical actuator that will interface with the Mass-Spring Oscillator and convert the oscillation energy into linear mechanical energy and then into a rotational mechanical energy. Additionally, the electric generator, drive, energy storage as well as the power distribution systems will also be included in this detailed design effort. Engineering analyses to include mechanical, electrical and hydrodynamic modeling will be carried out to size various system components, design interfaces and predict overall performance as related to power generation as a function of various ocean conditions, mechanical and electrical efficiencies as we all as system mechanical packaging. The output of this effort is a sufficient level of documentation to allow for the described components to be procured and assembled.

2.2 Design of PowerBuoy Hull

In this task, OPT will carry out the detailed design of the PowerBuoy outer structure that will house all of the power conversion and generation components as well as the propulsion system. Appropriate hull design is critical in that it must provide the ruggedness and robustness to ensure survivability in the harsh ocean environment. Additionally, the design must be optimized to minimize hydrodynamic drag and therefore reduce power consumption needed for the stationkeeping function (propulsion system), while also maximizing wave energy capture and hence the amount of generated electric power. In order to minimize weight and hence simplify deployment and reduce mooring requirements, OPT will consider composite material options for the hull fabrication. The outcome of this effort is a sufficient level of documentation so to allow for the prototype hull to be fabricated.

2.3 Life test of Mass-Spring-Oscillator Accumulator

This task will involve the life test of the accumulator, which is a critical element of the hydraulic spring subsystem of the Mass-Spring-Oscillator. Working with EATON-HINE, OPT will carry out an accelerated life test of the hydraulic accumulator, which is a critical component of the hydraulic spring. The proposed hydraulic spring, which is an integral part of the MSO, is a combination of an accumulator and a piston. The accumulator stores and releases energy as the mass-spring system oscillates due to the wave-induced motion of the buoy. Some of the kinetic energy of the MSO is harvested by the power take-off unit, which includes an electric generator. Due to the criticality of the accumulator component, characterizing its reliability and life will allow for the overall PTO reliability and life performance to be better understood. The outcome of this effort is a projection of the accumulator life and overall assessment of the MSO life expectancy. An illustration of the proposed accumulator test configuration is shown below (Figure 8).

3.0 Statement of Work: Option 2

The overall plan for this effort is to progress to the build and test of a full PowerBuoy system that can be ocean deployed and characterized in real ocean operating conditions. The effort will focus on procuring, building and testing the balance of the power conversion and generation system, the hull, the propulsion system, carrying out all integration activities in order to prepare the device for ocean deployment for a duration to be agreed with the customer (assumed in this proposal to be 10 days). It is assumed here that the actual deployment of the PowerBuoy will be carried out by the US Navy and hence no budget was allotted to the deployment effort and associated equipment and resources (vessels, marine operators…etc.). The assumption here is that OPT will be in a support role with the US Navy to carry out the deployment of the PowerBuoy and associated mooring system. Upon ocean commissioning, OPT will proceed with the monitoring and data collection as related to overall PowerBuoy ocean performance for the duration of the deployment.

3.1 Procure and Build two PTOs and 2MSO

Considering the proposed PowerBuoy solution utilizes two MSOs and two PTOs, OPT will proceed with the procurement and build of 2 MSOs and a 2 PTOs and all associated system test and validation. This task will involve the procurement, build and test of all electromechanical power conversion components. OPT will also proceed with the procurement of all components required to fabricate the Mass-Spring Oscillators. OPT will leverage its existing supply base for all component procurement to ensure quality and timely deliveries in order to reduce project execution risks.

3.2 Full Testing of the Power Take-Off (PTO)

Fabrication efforts on the MSOs and PTOs will commence when sufficient components are received to start building the various subsystems. OPT will proceed with the testing of critical

components prior to fabrication and build activities to ensure received components meet specifications. Once said critical component performance verification is complete, subsystems will then be integrated and then tested. Characterized subsystems will then be integrated into the complete MSO and PTO system which will then undergo full performance characterization to validate initial performance projections. Such characterization will focus on electromechanical power conversion efficiency and overall generated electric power as a function of simulated wave heights and periods.

3.3 Procure the PowerBuoy Hull

Using the outcome of the design effort carried out under Option 1, OPT will outsource the fabrication of the hull to a qualified vendor. OPT will leverage its existing supply base to fabricate the hull; including in the case a composite design is selected.

3.4 Procure Off-the-Shelf Propulsion System

OPT will revisit the down-selected off the shelf propulsion system for the purposes of implementing the stationkeeping function to ensure no changes are required. Steerable thruster type propulsion was initially selected based on the Phase I effort. OPT will proceed with the procurement and laboratory characterization of this subsystem.

3.5 Integration of PTO and MSO into Hull

This task will involve the assembly of the full PowerBuoy with the integration of the 2 PTOs and 2 MSOs into the hull. Once the hull is received, OPT will carry out the full PowerBuoy system integration whereby all the power conversion and generation elements as well as the propulsion system of the PowerBuoy will be mechanically and electrically integrated into the hull. Furthermore, overall system controller, data acquisition system and HMI will be implemented and tested. At the end of this effort, the PowerBuoy will be released for ocean deployment.

3.6 At-Sea Testing of PowerBuoy System

The completed system will be deployed for an at-sea test off the coast of New Jersey. Figure 9 depicts the deployment configuration of the PowerBuoy as well as the planned approach to validating the stationkeeping function while eliminating the risk of damage to third party property. The device will be moored using a conventional mooring system (example a drag anchor and a chain). The chain will be connected to a tether via an auxiliary subsurface buoy (ASB). The tether is then connected to the PowerBuoy through a load cell. The PowerBuoy will harvest wave energy and convert it into electricity. The generated electric power will be measured and compared to the projected values per the detailed modeling and simulation effort carried out in the Base SOW and throughout the entire project. This task is carried out in order to validate the extent of the device capability to support various sonar operating duty cycles while offsetting the required diesel gen-set power. Furthermore, the depicted ocean test approach allows the PowerBuoy to "motor in place" in such a way that required stationkeeping power is

measured with the highest accuracy possible. The collected data will further enhance assessment of overall PowerBuoy performance including its ability to remain on station under various sea conditions (waves and currents). The outcome of this task is a full assessment of the PowerBuoy power generation capabilities inclusive of the stationkeeping function. This in turn will allow for an updated assessment as to the extent of this device to support appropriate sonar performance while reducing the need for another power source (diesel gen-set).

CONTRACTING OFFICER'S REPRESENTATIVE
APPOINTMENT LETTER

Date: 6/20/2016

From: Russelle Dunson
To: *Mike Vaccaro*

Subj: Appointment as Contracting Officer's Representative
COR)

Ref: (a) DFARS 201.602-2

(b) DFARS PGI 201.602-2
(c) ONRINST 4205.2C

1. Pursuant to references (a) through (c), you are hereby appointed as the Contracting Officer's Representative (COR) for the administration of the following contract/order:

Contract Number: N00014-16-C-3047

For: *Persistent Easy-To-Deploy Station Keeping (N121-096)"*

Name of Contractor: *Ocean Power Technologies, Inc. (Opt)*

Contract Period: 6/30/2016 through 4/29/2019

2. You are authorized by this designation to take action with respect to the following:

a. Verify that the contractor performs the technical requirements of the contract in accordance with the contract terms, conditions and specifications. Specific emphasis should be placed on the quality provisions, for both adherence to the contract provisions and to the contractor's own quality control program, if applicable.

b. Perform, or cause to be performed, inspections necessary in connection with paragraph 2.a and verify that the contractor has corrected all deficiencies. Perform acceptance for the Government of services performed under this contract. You are the designated Government Official to receive and certify invoices for payment in the appropriate DFAS office (usually via Wide Area Workflow). It is understood that you have taken the required training at www.wawftraining.com. You are advised that all invoices shall be reviewed as to completeness, accuracy and in accordance with the contract as awarded and by signing the acceptance, you are attesting that the invoice is valid and accurate.

c. Maintain liaison and direct communications with the contractor. Written communications with the contractor and other documents pertaining to the contract shall be signed as "Contracting Officer's Representative" and a copy shall be furnished to the contracting officer.

d. Monitor the contractor's performance; notify the contractor of deficiencies observed during surveillance and direct appropriate action to effect correction. Record and report to the PCO incidents of faulty or nonconforming work, delays or problems.

e. Coordinate site entry for contractor personnel, and ensure that any Government-furnished property is available when required.

3. You are not empowered to award, agree to or sign any contract (including delivery orders) or contract modifications or in any way obligate the payment of money by the Government. You may not take any action which may affect contract or delivery order schedules, funds or scope. The Procuring Contracting Officer (PCO) shall make all contractual agreements, commitments or modifications that involve price, quantity, quality, delivery schedules or other terms and conditions of the contract. You may be personally liable for unauthorized acts. You may not re-delegate your COR authority.

4. This designation as a COR shall remain in effect through the life of the contract, unless revoked sooner in writing by the PCO or unless you are separated from Government service. If you are to be reassigned or to be separated from Government service, you shall notify the PCO sufficiently in advance of reassignment or separation to permit timely selection and designation of a successor COR. If your designation is revoked for any reason before completion of this contract, turn your records over to the successor COR or obtain disposition instructions from the PCO.

5. You are required to maintain adequate records to sufficiently describe the performance of your duties as a COR during the life of this contract and to dispose of such records as directed by the PCO. As a minimum, the COR file must contain the following:

a. A copy of your letter of appointment from the PCO, or any amendments thereto.

b. A copy of the contract or the appropriate part of the contract and all contract modifications.

c. A copy of the applicable quality assurance (QA) surveillance plan.

d. All correspondence pertaining to this contract, including Memorandums of Record for meetings, contractor discussions, etc.

e. The names and position titles of individuals who serve on the contract administration team. The PCO must approve all those who serve on this team.

f. A record of inspections performed and results.

g. Memoranda for record or minutes of any pre-performance conferences.

h. Memoranda for record of minutes of any meetings and discussions with the contractor or others pertaining to the contract or contract performance.

i. Records relating to the contractor's quality control system and plan and the results of the quality control effort.

j. Documentation pertaining to your acceptance of performance of services, including reports and other data.

6. All Government personnel engaged in contracting and related activities shall conduct business dealings with industry in a manner above reproach in every aspect and shall protect the U.S. Government's interest, as well as maintain its reputation for fair and equal dealings with all contractors. DoD 5500.7-R sets forth standards of conduct for all personnel directly and indirectly involved in contracting.

7. A COR who may have direct or indirect financial interest which would place the COR in a position where there is a conflict between the COR's private interests and public interests of the United States shall advise the supervisor and PCO of the conflict so the appropriate actions may be taken. COR's shall avoid the appearance of a conflict of interest to maintain public confidence in the U.S. Government's conduct of business with the private sector.

8. You are required to acknowledge receipt of this designation on the duplicate copy and return it to me. Your signature also serves as certification that you have read and understand the contents of DoD 5500.7-R. The original copy of this designation should be retained in your file.

9. If you have any questions regarding this nomination, please contact the undersigned Contracting Officer,***Russelle Dunson, at (703.696.8375)***
Contracting Officer

RD

COR ACKNOWLEDGEMENT:

I have read, understand and shall comply with the COR Appointment Letter and the Joint Ethics Regulation DOD 5500.7R. I have completed and provided evidence of the required training. I understand that the above duties will be added to my performance objectives and be evaluated during my rating period. I also understand that I do not have the authority to obligate the government.

COR Name: Michael Vaccaro Date: 20 June 2016

Title: Program Officer Phone: 703-588-0615

E-mail: Michael.vaccaro@navy.mil

Signature: [signature]

Note: Please sign one copy of this memorandum in the space provided, and return to the Contracting Officer/Contract Specialist, who will upload it into the CORT Tool.

OPT
OCEAN POWER TECHNOLOGIES

Ocean Power Technologies, Inc. asserts that the Government's rights to use, release, or disclose the following technical data should be restricted:

Technical Data to be Furnished With Restrictions:

1. Mass-Spring Oscillator (MS0) and Power-Takeoff (PTO) design options, conclusions of design studies for optimal performance of the MSO and PTO, and results of laboratory and at-sea tests.
2. Design knowledge and techniques of the wave energy converter system architecture including the high-voltage battery system, energy management and generator drive power management.
3. Stationkeeping hull design for optimum wave energy capture and minimum stationkeeping power

Basis for Assertion

The technical data, listed above, to be generated under the forthcoming SBIR Phase II effort for Topic N121-096, extends work previously developed by OPT at private expense.

Asserted Rights Category

SBIR Data Rights

Name of Person Asserting Restrictions

Date VI' /A. 6

Mike Mekhiche

Printed Name and Title — Vice President — Engineering

Signature